SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2005

COGNOS INCORPORATED
(Exact name of registrant as specified in its charter)

Canada

(State or other jurisdiction of incorporation)

0-16006	98-0119485
(Commission File Number No.)	(IRS Employer Identification No.)

3755 Riverside Drive
P.O. Box 9707, Station T
Ottawa, Ontario, Canada
K1G 4K9

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(613) 738-1440

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Cognos Incorporated or one of its wholly-owned subsidiaries (collectively, “Cognos”) has entered into new employment agreements (“New Agreements”) with each of its Senior Vice Presidents, including Anthony Sirianni, Senior Vice President, Worldwide Field Operations; Peter Griffiths, Senior Vice President, Products; Neal Hill, Senior Vice President, Corporate Development; Dave Laverty, Senior Vice President, Global Marketing; and John Jussup, Senior Vice President, Chief Legal Officer and Secretary (“Executives”). The New Agreements, dated November 15, 2005 and effective as of October 31, 2005, provide the Executives with certain change of control protection and align their severance arrangements as well as their non-disparagement, non-competition and non-solicitation provisions.

The term of each Executive’s employment is indefinite, subject to termination as provided in the New Agreements. Cognos may terminate an Executive for “Just Cause” (as defined in the New Agreements) without notice or compensation in lieu of notice, except for unpaid base salary or vacation already earned. If an Executive is terminated by Cognos without Just Cause or by the Executive for “Good Reason” (as defined in the New Agreements), the Executive is entitled to a continuation of his salary, target bonus, benefits (to the extent permitted by carriers) and other entitlements (including continued vesting of share options) for eighteen (18) months. In the case of each Executive other than Mr. Sirianni, if Cognos terminates the Executive’s employment without Just Cause or the Executive terminates his employment for Good Reason on or within twelve (12) months following a “Change of Control” (as defined in the New Agreements), the Executive’s entitlements or rights pursuant to any share option plan will automatically become vested and exercisable in accordance with the applicable plan. In the case of Mr. Sirianni, following a Change of Control, his entitlements or rights pursuant to any share option plan will automatically become vested and exercisable. The Executives have each agreed, during their employment with Cognos and following their termination, to a twelve (12) month non-compete period, an eighteen (18) month non-solicitation period in respect of Cognos employees and customers, and a twelve (12) month non-disparagement provision.

The full text of the New Agreements is included as Exhibits 99.1 to 99.5, inclusive, to this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGNOS INCORPORATED
(Registrant)

Dated: November 16, 2005	By: /s/ Tom Manley
Tom Manley
Senior Vice President, Finance &
Administration and Chief
Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Page
99.1	Employment Agreement for Peter Griffiths dated as of November 15, 2005 and effective as of October 31, 2005	5
99.2	Employment Agreement for Neal Hill dated as of November 15, 2005 and effective as of October 31, 2005	15
99.3	Employment Agreement for John Jussup dated as of November 15, 2005 and effective as of October 31, 2005	25
99.4	Employment Agreement for Dave Laverty dated as of November 15, 2005 and effective as of October 31, 2005	35
99.5	Employment Agreement for Anthony Sirianni dated as of November 15, 2005 and effective as of October 31, 2005	46

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